Exhibit 10.7

English Summary of
Employment Agreement

Party A: Jinjiang Chengchang Shoes Co., Ltd.
Party B: Xuanzhi Luo

In accordance with the Chinese Labor Contract Laws, the parties reach the following agreements:

1. Term of the Contract: July 28, 2010 to July 27, 2011

2. Scope of the Work: Party B will serve as the chief financial officer of Party A. Party A has the right to change Party B’s position and work scope as it deems necessary, Party B shall not object to such change without proper cause.

3. Work Time and Vacation: Party A shall comply with the applicable laws and regulations regarding work time and has right to adjust Party B’s work time based on his work scope.

4. Compensation: RMB 8,000 per month. Party A shall have the right to adjust Party B’s salary based on his performance, tenure, change of position, etc.

5. Social Insurance: both Parties shall participate in the social insurance in compliance with the applicable laws and regulation.

6. Labor protection, working conditions and protection against occupational hazards: Party A shall provide the labor protection and work condition as required by the applicable law and regulations; protect Party B against occupational hazards; and provide Party B with necessary trainings.

7. Miscellaneous: Party B shall comply with Party A’s confidentiality rules.

8. Amendment: this agreement can be amended only with consent of both Parties.

9. Termination and Renewal: the termination, expiration and renewal of this agreement shall be governed by the applicable national, provincial and municipal rules and regulations.

10. Dispute: if the parties have dispute regarding this agreement, the parties may apply for mediation through Party A’s labor dispute mediation committee; if the parties fail to resolve the dispute through mediation, the parties may submit written application to the local labor dispute arbitration commission within the time period permitted by the applicable regulation; if either parties refuse to accept such decision, such party may bring action at the local people’s court within 15 days from the receipt of the arbitration decision.

Party A: Jinjiang Chengchang Shoes Co., Ltd.
(SEAL)

Party B: Xuanzhi Luo
/s/ Xuanzhi Luo